Exhibit 99.1

GWG HOLDINGS ReportS SECOND Quarter

2017 Financial Results

MINNEAPOLIS, MN – August 10, 2017 – GWG Holdings, Inc. (Nasdaq: GWGH), the parent company of GWG Life, a financial services company committed to transforming the life insurance industry through disruptive and innovative products and services, today announced its financial results for the second quarter ended June 30, 2017.

Highlights for the Three Months Ended June 30, 2017

●	GAAP Financial Information
o	Total revenue of $11.7 million
o	GAAP net loss attributable to common shareholders of $7.7 million, or ($1.34) per basic and fully diluted share
●	Adjusted Non-GAAP Financial Information[1]
o	Non-GAAP income attributable to common shareholders of $7.3 million[2]
●	Increased the number of financial advisors able to sell our investment products to 5,520 – the largest network of advisors in the Company’s history
●	Raised $66.2 million of capital from investment product offerings – our second highest quarterly amount on record
●	Continued to improve our capital structure with our planned redemption of Series I Secured Notes and Series A Preferred Stock in conjunction with a pending extension of our senior credit facility, expected to close by September 2017, that will be used to fund premium expenses of the portfolio over a renewed ten-year term
●	Completed a nationwide rollout of the LifeCare Xchange suite of products to Insurance Marketing Organizations (IMOs), Brokerage General Agencies (BGAs) and life insurance agents
●	Increased the number of financial advisors and life insurance agents appointed to source life insurance policies (referred to as Appointed Agents) to 3,950 – the largest network of Appointed Agents in the Company’s history
●	Received recognition in the National Association of Insurance Commissioners’ (NAIC) Policy Bulletin supporting innovative solutions that provide private market options for financing long-term care services
●	Took a definitive organizational step to further M-Panel technology by naming Tom Nodine as Executive Vice President of the division charged with commercializing our epigenetic-based predictive technologies for the global life insurance industry
●	Purchased $88.7 million in face value of policy benefits comprised of 49 policies
●	Acquired 20 percent of the purchased policies directly from Appointed Agents, as compared to 32 percent in the second quarter of 2016
●	Recognized $11.0 million in policy benefits from nine life insurance policies during the quarter, and an additional $0.4 million in policy benefits from two policies since quarter end
●	Reported a total portfolio of $1.53 billion in face value of life insurance policy benefits, covering 709 unique lives; representing a net year-over-year growth of $371 million or 32 percent
●	Reported a total liquidity position of $105 million at June 30, 2017[3]

(1)	See non-GAAP Financial Measures below.
(2)	We calculate non-GAAP net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return, exclusive of interest costs, of the policies we own without regard to fair-value measurements required by GAAP. We net this actuarial gain against our adjusted costs during the same period to calculate adjusted non-GAAP net income.
(3)	Includes cash, restricted cash, policy benefits receivable, if any, and amounts available, if any, on our senior credit facilities.

“We believe we may be reaching the tipping point of widespread adoption of insurance-based planning and products that utilize the advantages of the life insurance secondary market,” said GWG Holdings’ Chairman and CEO Jon Sabes. “While the credit crisis and other factors derailed the growth of this market for years, we have seen innovators and early adopters continue to advance this market forward, and, now, with the NAIC Policy Bulletin and other market factors signaling change, we believe adoption may begin occurring at rates we have not before experienced. Our company is uniquely positioned to lead the continued development of this marketplace that analysts have long suggested is a multi-billion dollar opportunity. We have built a strategy, team, and infrastructure to lead the development of this marketplace and I am highly optimistic in our future role in a large and growing marketplace – to say nothing of the insurtech resources we now own and are in the process of commercializing.”

We continue to execute our business plan and achieve many of the operating metric goals we have set for ourselves,” said William Acheson, Chief Financial Officer. “While quarter-to-quarter actuarial and mortality variability challenge our near-term GAAP results, the main lever of long-term profitability – maintaining a large, profitable life insurance portfolio – is strong. Our industry continues to draw increasing amounts of positive attention and capital in-flows as consumers and investors alike wake up to its unique value proposition. From a capital markets perspective, the competition for life insurance policy assets in the secondary market has never been stronger – making our current portfolio of life insurance and, importantly, our direct origination strategy and operating infrastructure increasingly valuable.”

Second Quarter 2017 Financial Summary

Total revenue for the quarter ended June 30, 2017 was $11.7 million, as compared to $20.8 million for the same period in 2016. Revenue was negatively affected by a charge of $6.6 million relating to the periodic update of life expectancy estimates on certain insured lives within our portfolio. This impact was partially offset by an unrealized gain of $4.1 million due to a decrease in the discount rate used to value our portfolio of life insurance policies. Realized gain from policy benefits for the second quarter was $7.9 million, as compared to $8.1 million for the same period in 2016. The Company recognized $10.9 million of life insurance policy benefits from nine policies during the quarter, as compared to $9.8 million from six policies for the same period in 2016. Total unrealized gain from policy acquisitions during the second quarter was $8.0 million, as compared to $9.8 million for the same period in 2016, reflecting lower acquisition volumes quarter over quarter.

Total expenses for the second quarter of 2017 were $21.1 million, as compared to $16.5 million for the same period in 2016. Included in the second quarter numbers is a charge of $0.9 million relating to a secured loan made by one of our subsidiaries in the merchant cash advance industry. The remainder of the increase in expenses versus the prior-year period was related to increased interest and financing costs due to higher debt balances outstanding. General and administrative costs also increased year over year as a result of continued investment in headcount and infrastructure - although the sequential growth rate of these costs has decreased significantly in recent quarters.

Other Information

Reconciliation of Gain on Life Insurance Policies

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Change in estimated probabilistic cash flows	$16,446,000	$17,972,000	$32,849,000	$27,425,000
Unrealized gain on acquisitions	8,044,000	9,822,000	18,646,000	17,841,000
Premiums and other annual fees	(11,859,000)	(8,995,000)	(22,949,000)	(17,441,000)
Change in discount rate	4,143,000	629,000	4,143,000	838,000
Change in life expectancy evaluation	(6,662,000)	(1,545,000)	(8,604,000)	(914,000)
Realized gain on maturities	7,920,000	8,137,000	24,526,000	22,765,000
Fair value of matured policies	(6,736,000)	(5,637,000)	(17,915,000)	(12,417,000)
Gain on life insurance contracts, net	$11,296,000	$20,383,000	$30,696,000	$38,097,000

Life Insurance Portfolio Summary

Total portfolio face value of policy benefits	$1,525,363,000
Average face value per policy	$1,924,000
Average age of insured (yrs.)*	81.5
Average life expectancy estimate (yrs.)*	6.9
Total number of policies	793
Number of unique lives	709
Demographics	74% Males; 26% Females
Number of smokers	30
Largest policy as % of total portfolio	0.87%
Average policy as % of total portfolio	0.13%
Average annual premium as % of face value	3.21%

Distribution of Policies and Policy Benefits by Current Age of Insured

					Percentage of Total
Min Age	Max Age	Policies	Policy Benefits	Wtd. Avg. Life Expectancy (yrs.)*	Number of Policies	Policy Benefits
95	99	8	$12,392,000	1.1	1.0%	0.8%
90	94	71	$135,898,000	2.9	8.9%	8.9%
85	89	195	$393,983,000	4.7	24.6%	25.8%
80	84	171	$401,496,000	6.3	21.6%	26.3%
75	79	144	$270,779,000	9.0	18.2%	17.8%
70	74	133	$210,775,000	10.2	16.8%	13.8%
60	69	71	$100,040,000	11.3	8.9%	6.6%
Total		793	$1,525,363,000	6.9	100.0%	100.0%

(*) Weighted average by face amount of policy benefits

Life Insurance Portfolio Activity

Insurance policy purchases for the three months ended:

	Three months ended June 30,					Three months ended June 30,
	2017					2016
	$	%	#	%	Avg. Face	$	%	#	%	Avg. Face
Broker[4]	71,100,000	80.1	39	79.6	1,823,000	120,660,000	88.2	60	68.2	2,011,000
Direct[5]	17,640,000	19.9	10	20.4	1,764,000	16,182,000	11.8	28	31.8	578,000
Total	88,740,000	100.0	49	100.0	1,811,000	136,842,000	100.0	88	100.0	1,555,000

Insurance policy purchases for the six months ended:

	Six months ended June 30,					Six months ended June 30,
	2017					2016
	$	%	#	%	Avg. Face	$	%	#	%
Broker[4]	152,351,000	78.7	92	75.4	1,656,000	219,665,000	91.9	126	77.3	1,743,000
Direct[5]	41,144,000	21.3	30	24.6	1,371,000	19,341,000	8.1	37	22.7	523,000
Total	193,495,000	100.0	122	100.0	1,586,000	239,006,000	100.0	163	100.0	1,466,000

(4)	Licensed life settlement brokers
(5)	Includes Appointed Agent, internet and other lead sources

Insurance Benefits Realized

Three Months Ended				Six Months Ended
June 30, 2017		June 30, 2016		June 30, 2017		June 30, 2016
$	#	$	#	$	#	$	#
10,935,000	9	9,829,000	6	29,910,000	19	29,067,000	12

Trailing 12 Month Policy Benefits Recognized and Premiums Paid

Quarter End Date	Portfolio Face Amount ($)	12-Month Trailing Benefits Collected ($)	12-Month Trailing Premiums Paid ($)	12-Month Trailing Benefits/Premium Coverage Ratio
December 31, 2014	779,099,000	18,050,000	23,265,000	77.6%
March 31, 2015	754,942,000	46,675,000	23,786,000	196.2%
June 30, 2015	806,274,000	47,125,000	24,348,000	193.5%
September 30, 2015	878,882,000	44,482,000	25,313,000	175.7%
December 31, 2015	944,844,000	31,232,000	26,650,000	117.2%
March 31, 2016	1,027,821,000	21,845,000	28,771,000	75.9%
June 30, 2016	1,154,798,000	30,924,000	31,891,000	97.0%
September 30, 2016	1,272,078,000	35,867,000	37,055,000	96.8%
December 31, 2016	1,361,675,000	48,452,000	40,240,000	120.4%
March 31, 2017	1,447,558,000	48,189,000	42,753,000	112.7%
June 30, 2017	1,525,363,000	49,295,000	45,414,000	108.5%

Conference Call Details

Management will host a conference call today at 4:00 pm Eastern Time to discuss the Company’s financial and operating results. The conference call number for U.S. participants is (844) 423-9895 and the conference call number for participants outside the U.S. is (716) 247-5865. The conference ID number for both conference call numbers is 62234062. The call may also be accessed via webcast on the Company’s website at investors.gwglife.com.

A replay of the call will be available through Thursday, August 17, 2017 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (international), using the passcode 62234062.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH) the parent company of GWG Life, is a financial services company committed to transforming the life insurance industry through disruptive and innovative products and services. The company has developed a new suite of options for the life insurance secondary market called LifeCare Xchange (LCX). This new capability provides seniors with the exchange value of their life insurance policies they can apply to long-term care and other post-retirement needs. GWG Life seeks to further transform the industry by applying proprietary M-Panel epigenetic technology to disrupt traditional life insurance underwriting practices. Since 2006 GWG Life has provided seniors over $436 million in exchange value for their life insurance and, as of June 30, 2017, owned a portfolio of over $1.53 billion in face value of policy benefits.

For more information about GWG Holdings, Inc. email info@gwglife.com or visit www.gwgh.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contact:

Dan Callahan

Director of Communication

GWG Holdings, Inc.

(612) 746-1935

dcallahan@gwglife.com

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2017 (unaudited)	December 31, 2016
A S S E T S
Cash and cash equivalents	$52,293,472	$78,486,982
Restricted cash	46,159,631	37,826,596
Investment in life insurance policies, at fair value	577,049,552	511,192,354
Secured MCA advances	3,525,381	5,703,147
Life insurance policy benefits receivable	6,970,000	5,345,000
Deferred taxes, net	1,620,303	-
Other assets	3,875,810	4,688,103
TOTAL ASSETS	$691,494,149	$643,242,182

L I A B I L I T I E S & S T O C K H O L D E R S’ E Q U I T Y
LIABILITIES
Senior Credit Facilities	$149,008,826	$156,064,818
Series I Secured Notes	6,680,961	16,404,836
L Bonds	400,832,308	381,312,587
Accounts payable	4,160,097	2,226,712
Interest payable	14,387,044	16,160,599
Other accrued expenses	2,535,674	1,676,761
Deferred taxes, net	-	2,097,371
TOTAL LIABILITIES	$577,604,910	$575,943,684

STOCKHOLDERS’ EQUITY

CONVERTIBLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares outstanding 2,671,663 and 2,640,521; liquidation preference of $20,037,000 and $19,804,000 as of June 30, 2017 and December 31, 2016, respectively)	19,732,262	19,701,133

REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 100,000; shares outstanding 99,127 and 59,183; liquidation preference of $99,127,000 and $59,183,000 as of June 30, 2017 and December 31, 2016, respectively)	97,728,821	59,025,164

REDEEMABLE PREFERRED STOCK SERIES 2
(par value $0.001; shares authorized 100,000; shares outstanding 22,536 and 0; liquidation preference of $22,536,000 and $0 as of June 30, 2017 and December 31, 2016, respectively)	20,979,019	-

COMMON STOCK
(par value $0.001: shares authorized 210,000,000; shares issued and outstanding 5,783,555 and 5,941,790 on June 30, 2017 and December 31, 2016)	5,784	5,980
Additional paid-in capital	-	7,383,515
Accumulated deficit	(24,556,647)	(18,817,294)
TOTAL STOCKHOLDERS’ EQUITY	113,889,239	67,298,498

TOTAL LIABILITIES & EQUITY	$691,494,149	$643,242,182

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
REVENUE
Gain on life insurance policies, net	$11,296,266	$20,383,347	$30,696,086	$38,097,059
MCA income	133,583	223,255	380,159	368,216
Interest and other income	237,737	170,880	679,686	216,100
TOTAL REVENUE	11,667,586	20,777,482	31,755,931	38,681,375

EXPENSES
Interest expense	12,246,025	9,764,657	25,490,241	18,913,811
Employee compensation and benefits	3,741,299	3,071,507	6,904,360	5,537,705
Legal and professional fees	1,330,589	1,304,353	2,276,937	2,510,481
Provision for MCA advances	878,000	300,000	878,000	400,000
Other expenses	2,883,098	2,032,685	5,663,420	4,344,845
TOTAL EXPENSES	21,079,011	16,473,202	41,212,958	31,706,842

INCOME (LOSS) BEFORE INCOME TAXES	(9,411,425)	4,304,280	(9,457,027)	6,974,533
INCOME TAX EXPENSE (BENEFIT)	(3,717,174)	1,822,030	(3,717,674)	2,906,747

NET INCOME (LOSS)	$(5,694,251)	$2,482,250	$(5,739,353)	$4,067,786

Preferred stock dividends	2,031,097	600,924	3,898,857	1,112,155
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(7,725,348)	$1,881,326	$(9,638,210)	$2,955,631
NET INCOME (LOSS) PER SHARE
Basic	$(1.34)	$0.32	$(1.69)	$0.50
Diluted	$(1.34)	$0.30	$(1.69)	$0.49

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,777,724	5,967,098	5,710,909	5,954,944
Diluted	5,777,724	8,017,349	5,710,909	8,002,335

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures for evaluating financial results, planning and forecasting, and maintaining compliance with covenants contained in borrowing agreements. The application of current GAAP fair value standards, especially during a period of significant growth of our portfolio and our company may result in current period GAAP financial results that may be not be reflective of our long term earnings potential or overall financial condition. Management believes that the Company’s non-GAAP financial measures permit investors to better focus on our long-term earnings performance without regard to the volatility in GAAP financial results that can and do occur during this phase of our portfolio and company growth.

We disclose these non-GAAP financial measures to investors to provide an alternative method for assessing our financial condition and operating results. These non-GAAP financial measures are not in accordance with GAAP and may be different from non-GAAP measures used by other companies, including other companies within our industry. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for comparable amounts prepared in accordance with GAAP. A reconciliation of GAAP to the non-GAAP financial measures described above can be found below.

Adjusted Non-GAAP Net Income. Our DZ Bank/Autobahn senior revolving credit facility requires us to maintain a positive net income calculated on an adjusted non-GAAP basis. We calculate our adjusted non-GAAP net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return, exclusive of interest costs, of the policies we own without regard to fair value. We net this actuarial gain against our adjusted costs during the same period to calculate our net income on a non-GAAP basis.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP net income/loss	$(5,694,251)	$2,482,250	$(5,739,353)	$4,067,786
Unrealized fair value gain (6)	(15,235,502)	(21,241,376)	(29,119,335)	(32,772,929)
Adjusted cost basis increase (7)	22,739,544	16,372,918	44,460,622	31,739,965
Accrual of unrealized actuarial gain (8)	7,505,266	7,460,000	12,415,448	13,527,000
Total adjusted non-GAAP income (9)	$9,315,057	$5,073,791	$22,017,382	$16,561,822
Preferred stock dividends	2,031,097	600,924	3,898,857	1,112,155
Non-GAAP income attributable to common shareholders	7,283,960	4,472,867	18,118,525	15,449,667

(6)	Reversal of GAAP unrealized fair value gain of life insurance policies.

(7)	Adjusted cost basis is increased to include those acquisition, financing and servicing expenses that are not capitalized under GAAP (non-GAAP Investment Cost Basis)

(8)	Accrual of actuarial gain at the expected internal rate of return based on the non-GAAP Investment Cost Basis for the applicable period.

(9)	We must maintain an annual positive consolidated adjusted non-GAAP income to maintain compliance with our DZ Bank/Autobahn revolving credit facility.